Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of the 17th day of March 2010 by and between  MARTIN S. HUGHES  (the “Executive”) and  REDWOOD TRUST, INC., a Maryland Corporation (the “Company”).

WHEREAS, the Executive and the Company have entered into an Amended and Restated Employment Agreement dated as of March 31, 2009 (as amended, the “Employment Agreement”); and

WHEREAS, the Executive and the Company desire to enter into this Agreement for purposes of amending the Employment Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy which is hereby acknowledged, the Executive and the Company hereby agree that the Employment Agreement is hereby amended as follows effective upon May 18, 2010:

(1)	Section 1 of the Employment Agreement shall be amended and restated to read in its entirety as follows:

“Employment as President and Chief Executive Officer Of The Company.  The Company does hereby employ the Executive as President and Chief Executive Officer of the Company.  The Executive does hereby accept and agree to such employment.  The Executive’s duties shall be such executive and managerial duties as the Board of Directors of the Company shall from time to time prescribe and as provided in the Bylaws of the Company.  The Executive shall devote such time, energy and skill to the performance of his duties for the Company and for the benefit of the Company as may be necessary or required for the effective conduct and operation of the Company’s business.  Furthermore, the Executive shall act only in good faith and exercise due diligence and care in the performance of his duties to the Company under this Agreement.”

(2)	Section 3(a) of the Employment Agreement shall be amended to replace the base salary amount of “$500,000” specified therein with “$700,000”.

(3)	Section 3(b) of the Employment Agreement shall be amended to replace the target annual bonus percentage of “150%” specified therein with “165%”.

(4)	Section 10 of the Employment Agreement shall be amended by replacing “Attn: Chief Executive Officer” with “Attn: Chief Operating Officer”.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date first above written.

REDWOOD TRUST, INC.

By:	/s/ George E. Bull, III
Name: George E. Bull, III
Title: Chairman & Chief Executive Officer

MARTIN S. HUGHES

/s/ Martin S. Hughes